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                                                                     EXHIBIT 4.2


                                                                  EXECUTION COPY












                            PRISON REALTY TRUST, INC.





                            12% SENIOR NOTES DUE 2006








                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of June ___, 1999










                       STATE STREET BANK AND TRUST COMPANY


                                     Trustee
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                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions ...................................................  1
Section 1.02. Other Definitions ............................................. 16
Section 1.03. Incorporation by Reference of Trust Indenture Act ............. 17
Section 1.04. Rules of Construction ......................................... 17

                                    ARTICLE 2
                                   REDEMPTION

Section 2.01. Selection of Securities to Be Redeemed ........................ 17
Section 2.02. Optional Redemption ........................................... 18
Section 2.03. Offer to Purchase by Application of Excess Proceeds ........... 18

                                    ARTICLE 3
                                    COVENANTS

Section 3.01. Reports ....................................................... 21
Section 3.02. Taxes ......................................................... 21
Section 3.03. Stay, Extension and Usury Laws ................................ 21
Section 3.04. Restricted Payments ........................................... 22
Section 3.05. Dividend and Other Payment Restrictions Affecting Restricted
              Subsidiaries .................................................. 25
Section 3.06. Incurrence of Indebtedness and Issuance of Disqualified Stock
              or Subsidiary Preferred Stock ................................. 26
Section 3.07. Asset Sales ................................................... 29
Section 3.08. Transactions with Affiliates .................................. 30
Section 3.09. Liens ......................................................... 31
Section 3.10. Offer to Repurchase Upon Change of Control .................... 31
Section 3.11. Business Activities ........................................... 32
Section 3.12. Subsidiary Guarantees ......................................... 32
Section 3.13. Designation of Restricted and Unrestricted Subsidiaries ....... 33
Section 3.14. Transactions with CCA Entities ................................ 33
Section 3.15. Changes in Covenants when Securities Rated Investment Grade ... 34

                                    ARTICLE 4
                                   SUCCESSORS

Section 4.01. Merger, Consolidation, or Sale of Assets ...................... 34

                                    ARTICLE 5
                              DEFAULTS AND REMEDIES

Section 5.01. Events of Default ............................................. 35
Section 5.02. Acceleration .................................................. 36
Section 5.03. Compliance Certificate; Notices of Default .................... 37

                                    ARTICLE 6
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 6.01. Option to Effect Legal Defeasance or Covenant Defeasance ...... 37


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Section 6.02. Legal Defeasance and Discharge ................................ 37
Section 6.03. Covenant Defeasance ........................................... 38
Section 6.04. Conditions to Legal or Covenant Defeasance .................... 38

                                    ARTICLE 7
                           SATISFACTION AND DISCHARGE

Section 7.01. Satisfaction and Discharge of Indenture ....................... 39

                                    ARTICLE 8
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01. Without Consent of Holders of Securities ...................... 40
Section 8.02. With Consent of Holders of Securities ......................... 40
Section 8.03. Revocation and Effect of Consents ............................. 42
Section 8.04. Notation on or Exchange of Securities ......................... 42
Section 8.05. Payments for Consent .......................................... 42

                                    ARTICLE 9
                              SUBSIDIARY GUARANTEES

Section 9.01. Subsidiary Guarantee .......................................... 43
Section 9.02. Limitation on Guarantor Liability ............................. 44
Section 9.03. Execution and Delivery of Subsidiary Guarantee ................ 44
Section 9.04. Guarantors May Consolidate, etc., on Certain Terms ............ 44
Section 9.05. Releases Following Sale of Assets ............................. 45

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01. No Personal Liability of Directors, Officers, Employees and
               Stockholders ................................................. 45
Section 10.02. Priority of Supplemental Indenture ........................... 46
Section 10.03. Governing Law ................................................ 46
Section 10.04. Appointment of Paying Agent, Etc. ............................ 46


                                    EXHIBITS

Exhibit A   FORM OF NOTE
Exhibit B   FORM OF SUBSIDIARY GUARANTEE
Exhibit C   FORM OF SUPPLEMENTAL INDENTURE


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        FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of
June 11, 1999 between Prison Realty Trust, Inc., a Maryland corporation (the "Company"), and State Street Bank and Trust Company, as trustee (the "Trustee"), to the INDENTURE (the "Original Indenture"), dated as of June 11, 1999, between the Company and the Trustee. Pursuant to Section 3.01 of the Original Indenture, the Company desires to set forth the terms of a new series of securities. Therefore, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of 12% Senior Notes due 2006 (the "Securities").


                                    ARTICLE 1
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 1.01. Definitions.

      Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Original Indenture.

      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Additional Securities" means up to $50.0 million in aggregate principal amount of Securities (other than the Initial Securities) issued under this Supplemental Indenture in accordance with Section 3.03 of the Original Indenture and Section 3.06 hereof.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by," and "under common control with" shall have correlative meanings.

      "API" means Agecroft Properties, Inc.

      "APM" means Agecroft Prison Management Limited.

      "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory consisting of personal property in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section
3.10 and/or Article 4 hereof and not by Sections 2.03 and 3.07 hereof and (ii) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries by the Company or any such Restricted Subsidiaries.


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      Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million; (ii) a transfer of assets between or among the Company and its Restricted Subsidiaries; (iii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iv) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business; (v) the sale or other disposition of cash or Cash Equivalents; (vi) the sale of any of the Designated Assets pursuant to the terms of the related lease; (vii) the sale of Cash Equivalents in the ordinary course of business;
(viii) the issuance of Equity Interests by the Company; (ix) dispositions of any assets to a lender in connection with a foreclosure or in lieu of a foreclosure so long as such lender has a Permitted Lien on any such assets and, to the extent such Permitted Lien constituted Indebtedness, it was permitted to be incurred by Section 3.06 hereof; and (x) a Restricted Payment or Permitted Investment that is permitted by Section 3.04 hereof.

      "Bank Credit Facility" means that certain Credit Agreement, dated as of January 1, 1999, by and among the Company, Lehman Commercial Paper Inc., as Documentation Agent, NationsBank, N.A., as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, and the other parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, any amendment, restatement, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum principal amount of loans made or to be made thereunder).

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

      "Board of Directors" means (i) with respect to a corporation, the board of directors of the corporation, (ii) with respect to a partnership, the board of directors of the general partner of the partnership and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.


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      "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Bank Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

      "CCA Entities" means each of Corrections Corporation of America, Prison Management Services, Inc. and Juvenile and Jail Facility Management Services, Inc., any successor to each of the foregoing and any of their respective Subsidiaries.

      "Change of Control" means the occurrence of any of the following:

            (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole or of the Operating Company to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principals and their Related Parties;

            (ii) greater than 50% of the Company's aggregate amount of facilities, measured by aggregate number of beds, are managed by any one person or group of Persons other than the Operating Company or any successor to the Operating Company (and where no Change of Control otherwise occurs) or any affiliate of the Operating Company or any company managed by substantially the same people as the Operating Company or any governmental entity in the jurisdiction where such facility is located;

            (iii) the adoption of a plan relating to the liquidation or dissolution of the Company or of the Operating Company;

            (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company or of the Operating Company, measured by voting power rather than number of shares; or

            (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or of the Operating Company (together with any new directors whose election by either such Board of Directors or whose nomination for election by the stockholders of the Company or the shareholders of Operating Company, as applicable, was approved by a vote of at least a majority of the directors of the Company or the Operating Company, as applicable, then still in office who were either


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      directors at the beginning of such period or whose election or nomination for election was previously so approved or is a designee of the Principals and their Related Parties or was nominated or elected by such Principals and their Related Parties or any of their designees) cease for any reason to constitute a majority of the Board of Directors of the Company or the Operating Company, as applicable, then in office.

      "Commission" means the Securities and Exchange Commission.

      "Consolidated Adjusted Total Assets" means, with respect to the Company as of any date, the sum of (i) Consolidated Undepreciated Real Estate Assets on such date, (ii) the book value, determined under GAAP, of all other tangible assets on such date of the Company and its Restricted Subsidiaries on a consolidated basis and (iii) 50% of the book value, determined under GAAP, of all intangible assets on such date of the Company and its Restricted Subsidiaries on a consolidated basis; it being understood that for purposes of this definition "intangible" and "tangible" will be defined by a responsible officer of the Company in good faith.

      "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income regardless of whether such taxes or payments are required to be remitted to any governmental authority; plus (iii) Fixed Charges to the extent Fixed Charges were deducted in calculating Consolidated Net Income, plus (iv) Consolidated Depreciation and Amortization Expense to the extent deducted in computing Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

      "Consolidated Debt" means, with respect to the Company at any date, the aggregate principal amount of Indebtedness plus the aggregate liquidation preference of Disqualified Stock and Subsidiary Preferred Stock outstanding on such date of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP.

      "Consolidated Depreciation and Amortization Expense" means, with respect to any specified Person for any period, depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (including any write-off of deferred tax assets, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall


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be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the Company or any of its Restricted Subsidiaries, plus capital improvements) of real estate assets of the Company and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

      "Covenant Amendment Date" means the first date on which the covenants in the Bank Credit Facility are amended so that the prohibition on Liens contained in the first paragraph of Section 3.09 hereof does not result in an Event of Default under the Bank Credit Facility.

      "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Designated Assets" means (i) Coffee Correctional Facility, Nicholls, Georgia, (ii) Wheeler Correctional Facility, Alamo, Georgia, (iii) D.C. Correctional Treatment Facility, Washington, D.C., (iv) Huerfano County Correctional Center, Walsenburg, Colorado, (v) New Mexico Women's Correctional Facility, Grants, New Mexico, (vi) Maurice H. Sigler Detention Center, Frostproof, Florida, (vii) Shelby Training Center, Memphis, Tennessee, (viii) Cimmaron Correctional Facility, Cushing, Oklahoma and (ix) Davis Correctional Facility, Holdenville, Oklahoma.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided that only the portion of Capital Stock which is so convertible or exchangeable or is so redeemable at the option of the holder thereof or which so matures or is mandatorily redeemable prior to such date will be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's compliance with Section 3.04 hereof.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).


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      "Equity Offering" means any (i) underwritten public offering of common stock (other than Disqualified Stock) of the Company, pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act or (ii) private placement of at least $25.0 million of common stock (other than Disqualified Stock) of the Company.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Existing Agreements" means (i) Development Agreement, dated July 6, 1998, between API and APM, (ii) Construction Contract, dated July 6, 1998, between API and Tilbury Douglas Construction Limited, (iii) Construction Direct Agreement, dated July 6, 1998, among API, APM, Tilbury Douglas Construction Limited and Tilbury Douglas PLC, (vi) Refinancing Agreement, dated July 6, 1998, among API, APM, Old CCA and CCA Prison Realty Trust, (v) Sublease, to be executed following completion of construction of Agecroft Prison, between API and APM, (vi) Access Agreement, to be executed following completion of construction of Agecroft Prison, between API and APM, (vii) Direct Agreement, dated July 6, 1998, among API, APM, Old CCA, CCA Prison Realty Trust and H M Principal Secretary of State for the Home Department and (viii) Step-In and Collateral Agreement, dated July 6, 1998, between Old CCA, APM, H M Principal Secretary of State for the Home Department and UK Detention Services.

      "Existing CCA Entity Agreements" means agreements of the CCA Entities in existence on the Issue Date and in the form in effect on the Issue Date.

      "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Bank Credit Facility) in existence on the Issue Date, until such amounts are repaid.

      "Fair Market Value" means the fair market value as determined by an officer of the Company for any Acquired Debt, Investment or Asset Sale of less than $5.0 million and as determined by the Board of Directors of the Company for any Acquired Debt, Investment or Asset Sale equal to or in excess of $5.0 million.

      "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

            (i) acquisitions of assets and Investments in Restricted Subsidiaries of the Company that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the


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
      Calculation Date shall be given pro forma effect as if they had occurred on the first day of the reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis, but without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income;

            (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

            (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

            (iv) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (i) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow and Fixed Charges for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition of assets occurred on the first day of such period.

      For purposes of this definition, whenever pro forma effect is to be given to an Investment or an acquisition of assets, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness Incurred in connection therewith, or any other calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect of the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months).

      "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

            (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

            (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

            (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person


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
      or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

            (iv) the product of (A) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Funds From Operations After Preferred Stock Dividends" means, with respect to the Company for any period, Consolidated Net Income for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (ii) Consolidated Depreciation and Amortization Expense for such period to the extent such expenses were deducted in computing Consolidated Net Income, plus (iii) amortization of debt issuance costs and deferred financing fees of the Company and its Restricted Subsidiaries on a consolidated basis to the extent deducted in computing Consolidated Net Income, minus (iv) non-cash items increasing such Consolidated Net Income for such period, in each case, on a combined basis for the Company and its Restricted Subsidiaries and determined in accordance with GAAP, minus (v) the amount of any preferred stock dividends paid by the Company or any of its Restricted Subsidiaries in respect of such period other than preferred stock dividends paid in the form of Equity Interests that do not constitute Disqualified Stock, only to the extent that such preferred stock dividends were not deducted in computing Consolidated Net Income and plus (vi) the allocable portion, based upon the ownership percentage, of funds from operations of unconsolidated investments to the extent not otherwise included in Consolidated Net Income.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

      "Government Securities" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      "Guarantors" means each subsidiary of the Company that executes and delivers a Subsidiary Guarantee in accordance with the provisions of the Indenture and its respective successors and assigns.

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and foreign exchange hedging agreements and (ii) other agreements or arrangements entered into in the ordinary course of business designed to protect such Person against fluctuations in interest rates and foreign exchange rates.

      "Holder" means a registered holder of the Securities.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof except to the extent that such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence), (iii) banker's acceptances, (iv) representing Capital Lease Obligations, (v) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or (vi) net Obligations under Hedging Obligations (the amount of any such Hedging Obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person; provided, however, that the amount of such Indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Person. Indebtedness shall not include the principal of, premium, if any, or interest on any bonds, notes or other instruments to the extent that any such obligations have been irrevocably and properly defeased by depositary cash, Cash Equivalents or U.S. Government Securities into a trust for the benefit of the holders of such obligations in accordance with Article 6 hereof (or any substantially similar provision contained in the instruments governing such obligations).

      The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means the Original Indenture, as amended or supplemented by this Supplemental Indenture and as it may from time to time be supplemented or amended hereafter.

      "Initial Securities" means $100.0 million in aggregate principal amount of Securities issued under this Supplemental Indenture on the date hereof.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), direct or indirect advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that
(i) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture, (ii) endorsements of negotiable instruments and documents in the ordinary course of business; and (iii) an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting exclusively of common equity securities of the Company, shall in each case not be deemed to be an Investment.

      If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 3.04(c) hereof.

      "Issue Date" means June __, 1999.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however (i) any gain or loss, together with any related provision or benefit for taxes on such gain or loss, realized in connection with (A) any Asset Sale or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, (ii) any extraordinary gain or loss, together with any related provision or benefit for taxes on such extraordinary gain or loss and (iii) special charges and write-offs incurred in connection with the issuance of the Securities or the Bank Credit Facility.

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) or in respect of the disposition of any Designated Assets, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, or amounts required to be distributed by the Company in order to maintain its status as a REIT under the Code that result from the gain from such Asset Sale and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the Bank Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established by the Company in good faith (provided that after all post-closing adjustments have been made the amount by which such reserve exceeds such adjustments shall be Net Proceeds).

      "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable as a guarantor or otherwise or (C) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both, any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and
(iii) the explicit terms of which provide, or as to which the lenders have been notified in writing that, they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering" means the sale by the Company of its 12% Senior Notes due 2006.

      "Officers' Certificate" means a certificate signed on behalf of the Company or a Guarantor, as the case may be, by two officers of the Company or a Guarantor, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or a Guarantor, that meets the requirements set forth herein.

      "Old CCA" means Corrections Corporation of America, as such entity existed on and before December 31, 1998.

      "Operating Company" means Corrections Corporation of America (formerly Correctional Management Services Corporation).

      "Permitted Business" means the business conducted by the Company and its Restricted Subsidiaries on the Issue Date and businesses reasonably related thereto or ancillary or incidental thereto or a reasonable extension thereof, including the privatization of governmental services.

      "Permitted Investments" means:

            (i) any Investment in the Company or in a Restricted Subsidiary of the Company;

            (ii) any Investment in cash or Cash Equivalents;

            (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                  (A) such Person becomes a Restricted Subsidiary of the
            Company; or

                  (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

            (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Sections 2.03 and 3.07 hereof;

            (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

            (vi) Hedging Obligations;

            (vii) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, not to exceed $25.0 million;

            (viii) receivables owing to the Company or any Restricted Subsidiary of the Company created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

            (ix) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (x) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company not to exceed $3.0 million outstanding at any one time for all loans or advances under this clause (x);

            (xi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary of the Company or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

            (xii) Investments in existence on the Issue Date; and

            (xiii) Guarantees issued in accordance with Section 3.06 hereof.

      "Permitted Liens" means:

            (i) Liens on assets of the Company and any Guarantor securing Indebtedness and other Obligations under the Bank Credit Facility to the extent that such Indebtedness or other Obligations were not prohibited by the terms of the Indenture to be incurred;

            (ii) Liens in favor of the Company or any of its Restricted Subsidiaries;

            (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

            (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

            (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance, proposal or completion bonds or other obligations of a like nature incurred in the ordinary course of business;

            (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of Section 3.06(b) hereof covering only the assets acquired with such Indebtedness;

            (vii) Liens existing on the Issue Date;

            (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

            (ix) Liens of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding;

            (x) Liens to secure Indebtedness permitted to be incurred under the Indenture and permitted to be secured by clause (iii) of Section 3.06(a) hereof;

            (xi) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

            (xii) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

            (xiii) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (xiv) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

            (xv) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (xvi) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgment secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of such stay; and

            (xvii) normal customary rights of setoff upon deposits of cash in favor of banks or other depository institutions.

      "Permitted Refinancing Indebtedness" means (a) any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) and (b) any Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Disqualified Stock of the Company or any of its Restricted Subsidiaries; provided that:

            (i) the principal amount (or liquidation preference or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest or dividends thereon and the amount of all expenses and premiums incurred in connection therewith);

            (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Securities on terms at least as favorable to the holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (iv) such Indebtedness is incurred either (A) by the Company or (B) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Permitted REIT Distributions" means a declaration or payment of any dividend or the making of any distribution to the Company that is necessary to maintain the Company's status as a REIT under the Code or to satisfy the distributions required to be made by reason of the Company's making of the election provided for in Notice 88-19 (or Treasury regulations issued pursuant thereto).

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "Principals" means Doctor R. Crants.

      "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Stock and, when used in the definition of "Disqualified Stock," also includes any Capital Stock of a Restricted Subsidiary of the Company that is not Disqualified Stock.

      "Related Party" with respect to any Principal means (i) any controlling stockholder, 60% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 60% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Secured Indebtedness" means any Indebtedness secured by a Lien upon the property or assets of the Company or any of its Restricted Subsidiaries.

      "Securities" means the 12% Senior Notes due 2006 of the Company, substantially in the form of Exhibit A hereto.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

      "Special REIT Dividends" means the special dividends of up to an aggregate amount of $225.0 million to be paid to holders of common stock of the Company during 1999, which represent the accumulated tax earnings and profits of Old CCA.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any specified Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "Subsidiary Guarantee" means the Guarantee by any Guarantor with respect to the Company's obligations under the Indenture and the notes pursuant to a supplemental indenture substantially in the form of Exhibit C hereto.

      "Subsidiary Preferred Stock" means any preferred stock issued by a Restricted Subsidiary of the Company.

      "TIA" means the Trust Indenture Act of 1939, as amended.

      "Total Unencumbered Assets" as of any date means the sum of (i) those Consolidated Undepreciated Real Estate Assets not securing any portion of Indebtedness that is subject to any Lien and (ii) all other assets (but excluding intangibles and accounts receivable) of the Company and its Restricted Subsidiaries not securing any portion of the Indebtedness that is subject to any Lien, determined on a combined, consolidated basis in accordance with GAAP.

      "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary has no Indebtedness other than Non-Recourse Debt.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

Section 1.02. Other Definitions.

                                                                 Defined
                                                                    in
      Term                                                       Section
      ----                                                       -------
      "Affiliate Transaction"..................................    3.08
      "Asset Sale Offer".......................................    2.03
      "CCA Entity Transaction".................................    3.14
      "Change of Control Offer"................................    3.10
      "Change of Control Payment"..............................    3.10
      "Change of Control Payment Date".........................    3.10
      "Covenant Defeasance"....................................    6.03
      "Event of Default".......................................    5.01
      "Excess Proceeds"........................................    3.07
      "incur"..................................................    3.06
      "Legal Defeasance".......................................    6.02
      "Offer Amount"...........................................    2.03
      "Offer Period"...........................................    2.03
      "Payment Default"........................................    5.01
      "Permitted Debt".........................................    3.06
      "Purchase Date"..........................................    2.03
      "Rating Event Date"......................................    3.15
      "Restricted Payments"....................................    3.04

Section 1.03. Incorporation by Reference of Trust Indenture Act.

      Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of the Indenture. The defined terms in the Original Indenture are incorporated herein by reference but notwithstanding the foregoing, in the event of a conflict between the defined terms set forth herein and the defined terms set forth in the Original Indenture, the defined terms set forth herein shall control.

      The following TIA terms used in this Supplemental Indenture have the following meanings:

      "indenture securities" means the Securities;

      "indenture security Holder" means a Holder of a Security;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Securities means the Company and any successor obligor upon the Securities.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

      Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (c) "or" is not exclusive;

      (d) words in the singular include the plural, and in the plural include the singular; and

      (e) provisions apply to successive events and transactions.


                                    ARTICLE 2
                                   REDEMPTION

Section 2.01. Selection of Securities to Be Redeemed.

      If less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, on a pro rata basis, by lot or such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements), provided that no Securities of less than $1,000 shall be redeemed in part.

      If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 2.02 hereof, it shall furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the clause of this Supplemental Indenture or the Securities pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed,
(iv) the redemption price and (v) a statement to the effect that such redemption will comply with the conditions contained herein. Notices of redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder's registered address. Notices of redemption may not be conditional. If any Security is to be redeemed in part only, any notice of redemption that relates to such Security shall state the portion of the principal amount thereof that has been or is to be redeemed.

      A new Security in principal amount equal to the unredeemed portion of any Security redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on the Securities or portions thereof called for redemption.

Section 2.02. Optional Redemption.

      (a) At any time prior to June 1, 2002, the Company may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities originally offered in the Offering at a redemption price equal to 112.00% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

            (i) at least 65% of the original aggregate principal amount of Securities remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Restricted Subsidiaries); and

            (ii) the redemption shall occur within 45 days of the date of the closing of such Equity Offering.

      (b) Except pursuant to Section 2.02(a) hereof, the Securities will not be redeemable at the Company's option.

Section 2.03. Offer to Purchase by Application of Excess Proceeds.

      If at any time the aggregate amount of Excess Proceeds that have not been applied in accordance with Section 3.07 hereof exceeds $10.0 million, the Company shall make an offer to all Holders of Securities and all holders of other Indebtedness that is pari passu with the Securities containing provisions similar to those set forth in this Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to the extent required by the terms thereof (an "Asset Sale Offer") to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures specified below.

      The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased with such Excess Proceeds (or such pro rata portion) (which maximum principal amount of Securities shall be the "Offer Amount") or, if less than the Offer Amount has been tendered, all Securities and such other pari passu Indebtedness tendered in response to the Asset Sale Offer, subject to the provisions of Section 3.07 hereof.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Security or such other pari passu Indebtedness is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities or such other pari passu Indebtedness pursuant to the Asset Sale Offer on the portion of the tendered Securities and such other pari passu Indebtedness purchased pursuant to the Asset Sale Offer.

        Upon the commencement of any Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of the Securities and such other pari passu Indebtedness, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities and such other pari passu Indebtedness pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

        (a) that the Asset Sale Offer is being made pursuant to this Section
2.03 and Section 3.07 hereof and the length of time the Asset Sale Offer shall remain open;

        (b) the Offer Amount (including the amount of accrued interest, if any), the purchase price and the Purchase Date;

        (c) that any Security and such other pari passu Indebtedness not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

        (d) that any Security and such other pari passu Indebtedness or portion thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

        (e) that Holders electing to have a Security or such other pari passu Indebtedness or portion thereof purchased pursuant to any Asset Sale Offer shall be required to surrender the Security and/or such other pari passu Indebtedness, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security or such other pari passu Indebtedness completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

        (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the fourth Business Day before the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security or such other pari passu Indebtedness or portion thereof the Holder delivered for purchase, the Security or and such other pari passu Indebtedness certificate number and a statement that such Holder is withdrawing his election to have the Security or such other pari passu Indebtedness or portion thereof purchased;

        (g) that, if the aggregate principal amount of Securities and such other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Securities and such other pari passu Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased); and

        (h) that Holders whose Securities or such other pari passu Indebtedness were purchased only in part shall be issued new Securities or such other pari passu Indebtedness equal in principal amount to the unpurchased portion of the Securities or such other pari passu Indebtedness surrendered; and

        (i) the instructions that Holders must follow to tender their Securities and such other pari passu Indebtedness.

         On or before 10:00 a.m. on the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities and such other pari passu Indebtedness or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities and such other pari passu Indebtedness or portions thereof tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities and such other pari passu Indebtedness or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 2.03 and providing payment institutions therefor (with a copy to the Paying Agent if applicable). The Company, depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities or such other pari passu Indebtedness or portion thereof tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security or such other pari passu Indebtedness, and the Trustee shall authenticate and mail or deliver such new Security or any other series of Debt Securities issued pursuant to the Original Indenture surrendered to such Holder equal in principal amount equal to any unpurchased portion of the Security or such other series of Debt Securities issued pursuant to the Original Indenture surrendered. Any Security or such other pari passu Indebtedness not so accepted shall be promptly mailed or delivered by the Company or at the Company's written instruction to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the second Business Day following the Purchase Date. In the event that the aggregate amount of Excess Proceeds exceeds the aggregate principal amount of Securities and such other pari passu Indebtedness or portion thereof surrendered by Holders thereof pursuant to an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Supplemental Indenture. If the aggregate principal amount of Securities and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Securities and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this
Section 2.03, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 2.03 or Article XIII of the Original Indenture by virtue thereof. The Trustee shall have no duty or obligation to monitor or ensure compliance with any such rules, laws or regulations.

        The provisions set forth in Article XIII of the Original Indenture shall not apply to Asset Sale Offers.

                                    ARTICLE 3
                                    COVENANTS

Section 3.01. Reports.

        Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish and shall cause the Operating Company to furnish to the Holders of Securities, within the time periods specified in the Commission's rules and regulations, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company and the Operating Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the Company only that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report on the annual financial statements by the Company's and the Operating Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company and the Operating Company were required to file such reports. If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. In addition, whether or not required by the Commission, the Company shall file and shall cause the Operating Company to file a copy of all the information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall also comply with the provisions of TIA Section 314(a).

Section 3.02. Taxes.

        The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

Section 3.03. Stay, Extension and Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Supplemental Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.04. Restricted Payments.

        (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities, except a payment of interest or principal at the Stated Maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

            (A)no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (B)the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3.06(a) hereof; and

            (C)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including all Restricted Payments permitted by Section 3.04(b) hereof other than clauses (ii), (iii), (iv),
    (vi), (viii), (ix), (x) and (xi)), is less than the sum, without duplication, of:

               (1) (x) for so long as the Company is a REIT under the Code for Federal income tax purposes, 95% of the aggregate amount of the Funds From Operations After Preferred Stock Dividends (or, if the Funds from Operations After Preferred Stock Dividends is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment or (y) for so long as the Company is not a REIT under the Code for Federal income tax purposes, 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the date the Company first ceased to be a REIT under the Code to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment calculated as though the Company had been a C-Corporation for Federal income tax purposes for the entire period (or if, such Consolidated Net Income for such period is a deficit, less 100% of such deficit);

               (2) (x) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or (y) 100% of the aggregate net cash proceeds originally received by the Company from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted or exchanged since the Issue Date into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company);

               (3) an amount equal to the net reduction in Investments (other than Permitted Investments) in any Person other than a Restricted Subsidiary after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations After Preferred Stock Dividends), or Consolidated Net Income, as applicable;

               (4) the Fair Market Value of non-cash tangible assets or Capital Stock (other than that of the Company) representing at least the majority of Equity Interests in any Person acquired after the Issue Date in exchange for an issuance of Capital Stock that is not Disqualified Stock; and

               (5) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date and to the extent not otherwise included in clauses (1) though (4) above, the lesser of (x) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (y) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

        (b) The foregoing provisions in Section 3.04(a) hereof will not prohibit:

            (i)the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Supplemental Indenture;

            (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C)(2) of
    Section 3.04(a) hereof;

            (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence or exchange of Permitted Refinancing Indebtedness;

            (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

            (v)the Company from making Permitted REIT Distributions so long as no Default or Event of Default shall have occurred and be continuing immediately after any such distribution;

            (vi)  the Special REIT Dividends;

            (vii) so long as no Default or Event of Default has occurred and is continuing,

               (A) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company held by any existing or former employees of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $1.0 million in the aggregate during any calendar year and $5.0 million in the aggregate for all such redemptions and repurchases; provided further that such amount in any calendar year may be increased by an amount not to exceed (1) the cash proceeds from the sale of Capital Stock of the Company to existing or former employees of the Company or any Subsidiary of the Company after the Issue Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C)(2) of Section 3.04(a) hereof) plus (2) the cash proceeds of key man life insurance policies received by the Company and its Subsidiaries after the Issue Date less
        (3) the amount of any Restricted Payments previously made pursuant to clause (1) and (2) of this clause (vii)(A); and

               (B) loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $10.0 million at any one time outstanding;

            (viii)so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Preferred Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Fixed Charges;"

            (ix) repurchases of Equity Interests of the Company deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

            (x)the purchase, redemption, acquisition or retirement for value of any Indebtedness that is subordinated to the Securities with Excess Net Proceeds if required by the terms thereof; and

            (xi) Restricted Payments not otherwise permitted in an amount not to exceed $20.0 million.

        (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than 10 days following the end of the fiscal quarter in which such Restricted Payment was made, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
3.04 were computed, together with a copy of any fairness opinion or appraisal to the extent required by this Supplemental Indenture.

Section 3.05. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (i)pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

            (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        (b) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

            (i)Existing Indebtedness and Existing Agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness and Existing Agreements, as applicable, as in effect on the Issue Date;

            (ii) the Bank Credit Facility as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Bank Credit Facility, as in effect on the Issue Date;

            (iii) the Indenture and the Securities;

            (iv)  applicable law, regulation or order;

            (v)any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

            (vi) customary non-assignment provisions in leases entered into in the ordinary course of business;

            (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (iii) of Section 3.05(a) hereof;

            (viii)any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

            (ix) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (x)Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

            (xi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

            (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

            (xiii) in the case of clause (iii) of Section 3.05(a) hereof, any encumbrance or restriction, pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any of its Restricted Subsidiaries.

Section 3.06. Incurrence of Indebtedness and Issuance of Disqualified Stock or Subsidiary Preferred Stock.

        (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), or issue any Disqualified Stock or Subsidiary Preferred Stock; provided, however, that the Company or a Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or Subsidiary Preferred Stock, if:

            (i)the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters (or, if such calculation is made on or before March 31, 2000, for as many full fiscal quarters completed that began on or after January 1, 1999) for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Subsidiary Preferred Stock is issued would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or Subsidiary Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period;

            (ii) Consolidated Debt is no greater than 65% of Consolidated Adjusted Total Assets, determined on a pro forma basis after giving effect to such incurrence; and

            (iii) the aggregate principal amount of all Indebtedness of the Company that is secured by any Lien on any property of the Company or any of its Restricted Subsidiaries, excluding (A)

    Guarantees of Indebtedness already included in secured Indebtedness and (B) any such Indebtedness that is owed to or held by the Company or any of its Restricted Subsidiaries, does not exceed 45% of Consolidated Adjusted Total Assets, determined on a pro forma basis after giving effect to such incurrence.

        (b) Section 3.06(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (i)the incurrence by the Company or any Restricted Subsidiary of Indebtedness under the Bank Credit Facility and any Guarantees thereof in an aggregate principal amount not to exceed at any one time $1,000.0 million;

            (ii) the incurrence by the Company or any Restricted Subsidiary of the Existing Indebtedness;

            (iii) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by the Securities issued on the Issue Date and the incurrence by any Guarantors of Indebtedness represented by their Subsidiary Guarantees;

            (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed $10.0 million at any time outstanding;

            (v)the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness or Disqualified Stock (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under Section 3.06(a) hereof or clauses (ii), (iii), (iv), (v), or (x) of this Section 3.06(b);

            (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

               (A) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities and the Indenture; and

               (B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

            (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or for the purpose of hedging foreign currency exchange risk;

            (viii) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Guarantor that was permitted to be incurred by another provision of this Section 3.06;

            (ix) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued interest;

            (x)Indebtedness of a Restricted Subsidiary of the Company incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition) and as to which the Company and its other Restricted Subsidiaries were not obligated to become liable for such Indebtedness;

            (xi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, proposal, completion, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary of the Company in the ordinary course of business; provided that the underlying obligation to perform is that of the Company and its Restricted Subsidiaries and not that of the Company's Unrestricted Subsidiaries;

            (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests of a Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

            (xiii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of incurrence; and

            (xiv) the incurrence by the Company or any Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all

    Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiv), not to exceed $100.0 million.

        In addition, the Company shall not permit any of its Unrestricted Subsidiaries to incur any Indebtedness (including Acquired Debt) or issue any shares of Disqualified Stock, other than Non-Recourse Indebtedness. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 3.06, the Company shall be in Default of this Section 3.06).

        The Company shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Securities on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

        For purposes of determining compliance with this Section 3.06, (A) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above, or is entitled to be incurred pursuant to the first paragraph of this
Section 3.06, the Company will be permitted to classify or later reclassify such item of Indebtedness in any manner that complies with this Section 3.06; provided that Indebtedness under the Bank Credit Facility or any refinancing thereof substantially concurrent therewith outstanding on the date on which the Securities are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of "Permitted Debt;" and (B) the amount of Indebtedness issued at a price less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Accrual of interest, accrual of dividends, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section
3.06. The Trustee shall have no duty or obligation to determine compliance with this Section 3.06.

Section 3.07. Asset Sales.

        (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

               (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee) that are assumed by the transferee of any such assets (1) pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability or (2) for which the Company and its Restricted Subsidiaries are not directly liable; and

               (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

        (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale or the Net Proceeds from a disposition of Designated Assets pursuant to the terms of its related lease, the Company may apply such Net Proceeds: (i) to repay Indebtedness under the Bank Credit Facility, and if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business; (iii) to make a capital expenditure in a Permitted Business; or (iv) to acquire other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any such Net Proceeds that are not applied or invested as provided in Section 3.07(a) hereof will constitute "Excess Proceeds."

Section 3.08. Transactions with Affiliates.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with any Affiliate (each, an "Affiliate Transaction"), unless:

            (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

            (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 3.08 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(i) any employment or indemnity agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary; (ii) transactions between or among the Company and/or its Restricted Subsidiaries;
(iii) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person; (iv) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company; (v) issuances or sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company; (vi) Restricted Payments that are permitted by Section 3.04 hereof and the definition of "Permitted Investments;" and (vii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries.

Section 3.09. Liens.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

        The limitations on Liens set forth in the preceding paragraph shall not be effective until the Covenant Amendment Date. Prior to the Covenant Amendment Date, the limitations on the incurrence of Secured Indebtedness set forth in the following paragraph shall be effective. On the Covenant Amendment Date, the limitations on the incurrence of Secured Indebtedness set forth in the following paragraph shall cease to be effective.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to incur any Secured Indebtedness other than (a) Indebtedness permitted by clause (i) of Section 3.06(b) hereof, (b) any portion of Existing Indebtedness that constitutes Secured Indebtedness and (c) additional Secured Indebtedness in an aggregate amount not to exceed $50.0 million at any one time outstanding.

Section 3.10. Offer to Repurchase Upon Change of Control.

        (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase ( the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder stating: (i) that the Change of Control Offer is being made pursuant to this Section 3.10 and that all Securities tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");
(iii) that any Security not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(v) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their tendered Securities and their election to require the Company to purchase such Securities, provided, that the Paying Agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities tendered for purchase, the Security certificate number and a statement that such Holder is withdrawing his tendered Securities and his election to have the Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.10 by virtue of such conflict. The Trustee shall have no duty or obligation to monitor or determine compliance with any such rule, law or regulation.

        (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered by such Holder, if any; provided, that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c)Notwithstanding anything to the contrary in this Section 3.10, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 3.10 and Section 2.03 hereof and all other provisions of the Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

Section 3.11. Business Activities.

        The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 3.12. Subsidiary Guarantees.

        The Company shall not permit any of its Restricted Subsidiaries after the Issue Date, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Guarantee of the payment of the Securities by such Restricted Subsidiary, which Guarantee shall not be expressly subordinated to such other Indebtedness.

        Notwithstanding the preceding paragraph, any such Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture. The form of such supplemental indenture is attached as Exhibit C hereto.

Section 3.13. Designation of Restricted and Unrestricted Subsidiaries.

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall reduce the amount available for Restricted Payments under clause (C)(2) of Section 3.04(a) hereof or the definition of "Permitted Investments," as applicable. All such outstanding Investments shall be valued at their fair market value at the time of such designation. That designation shall only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 3.06 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 3.04 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 3.06 hereof, the Company shall be in default of such Section.

Section 3.14. Transactions with CCA Entities.

        (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with any CCA Entity (each, a "CCA Entity Transaction"), unless (i) such CCA Entity Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (A) with respect to any CCA Entity Transaction or series of related CCA Entity Transactions involving aggregate consideration in excess of $5.0 million in any twelve-month period, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such CCA Entity Transaction complies with this Section 3.14 and that such CCA Entity Transaction has been approved by a majority of the disinterested members of the Board of Directors and (B) with respect to any CCA Entity Transaction or series of related CCA Entity Transactions involving aggregate consideration in excess of $15.0 million in any twelve-month period, an opinion as to the fairness to the Company of such CCA Entity Transaction from a financial point of view issued by an accounting, appraisal, consulting or investment banking firm of national standing.

        (b) The following items shall not be deemed to be CCA Entity Transactions and, therefore, shall not be subject to the provisions of Section 3.14(a) hereof: (i) any new arrangement with respect to properties not under lease with any of the CCA Entities as of the Issue Date entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, which is fair to the Company and its Restricted Subsidiaries in the reasonable opinion of a majority of the disinterested members of the Board of Directors of the Company; (ii) amendments to lease agreements or management contracts that do not materially alter the rent provisions or economic terms of such agreements; and (iii) payments or transactions pursuant to the Existing CCA Entity Agreements.

Section 3.15. Changes in Covenants when Securities Rated Investment Grade.

         As mentioned by the Company and reported to the Trustee in the Officers' Certificate, following the first date upon which the Securities are rated Baa3 or better by Moody's Investors Service, Inc. and BBB -- or better by Standard & Poor's Ratings Service (or, in either case, if such person ceases to rate the Securities for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by the Company as a replacement agency) (the "Rating Event Date") (and provided no Event of Default or event that with notice or the passage of time would constitute an Event of Default shall exist on the Rating Event Date), Sections 3.04, 3.05, 3.07, 3.08, 3.09, 3.11, 3.12 and 3.13
hereof will no longer be applicable to the Securities. Following the Rating Event Date, all Unrestricted Subsidiaries shall become Restricted Subsidiaries.

        The Sections that cease to be applicable to the Securities after the Rating Event Date shall not subsequently be reinstated.


                                    ARTICLE 4
                                   SUCCESSORS

Section 4.01. Merger, Consolidation, or Sale of Assets.

        The Company shall not, directly or indirectly, (a) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions to, another Person unless (i) either (A) the Company is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia,
(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities and the Indenture pursuant to agreements reasonably satisfactory to the Trustee, (iii) immediately after such transaction, no Default or Event of Default exists and (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3.06(a) hereof.

        The provisions of this Section 4.01 shall not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets, or merger or consolidation, between or among the Company and any of its Restricted Subsidiaries.

        Section 10.01 of the Original Indenture shall not apply to the Securities and Section 12.05 of the Original Indenture shall be subject to the provisions of this Section 4.01.


                                    ARTICLE 5
                              DEFAULTS AND REMEDIES

Section 5.01. Events of Default.

        An "Event of Default" occurs if:

        (a) the Company defaults in the payment when due of interest on the Securities and such default continues for a period of 30 days;

        (b) the Company defaults in the payment when due of principal of or premium, if any, on the Securities when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

        (c) the Company fails to comply for 10 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities with any of its obligations under Sections 2.03, 3.01, 3.04, 3.05, 3.06, 3.08, 3.09, 3.10, 3.11, 3.12, 3.13, 3.14 or 8.05 hereof or any of the provisions of Article 4 hereof (in each case, other than a failure to purchase Securities which will constitute an Event of Default under clause (b) above);

        (d) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Securities for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities;

        (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

        (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $25.0 million;

        (g) the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

            (i)commences a voluntary case,

            (ii) consents to the entry of an order for relief against it in an involuntary case,

            (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

            (iv) makes a general assignment for the benefit of its creditors, or

            (v)generally is not paying its debts as they become due; or

        (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i)is for relief against the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

            (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

            (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;
or

         (j)except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Subsidiary Guarantee.

        The Events of Default in this Section 5.01 replace and supersede in full the Events of Default set forth in Section 5.01 of the Original Indenture.

Section 5.02. Acceleration.

        If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 5.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 5.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Securities shall be due and payable immediately without further action or notice. The provisions set forth in the first paragraph of Section 5.02 of the Original Indenture shall not apply to the Securities.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

Section 5.03. Compliance Certificate; Notices of Default.

        The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee a statement specifying such Default or Event of Default. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.


                                    ARTICLE 6
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 6.01. Option to Effect Legal Defeasance or Covenant Defeasance.

        The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 6.02 or 6.03 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 6. Sections 15.01 and 15.02 of the Original Indenture shall not apply to the Securities.

Section 6.02. Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 6.01 hereof of the option applicable to this Section 6.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 6.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 15.03 of the Original Indenture and the other Sections of the Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and the Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive, solely from the trust fund described in Section 6.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or interest or premium, if any, on such Securities when such payments are due solely out of the trust created pursuant to the Indenture, (b) the Company's obligations with respect to such Securities concerning issuing temporary Securities, registration of such Securities, mutilated, destroyed, lost or stolen

Securities and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 6. Subject to compliance with this Article 6, the Company may exercise its option under this Section 6.02 notwithstanding the prior exercise of its option under Section 6.03 hereof.

Section 6.03. Covenant Defeasance.

        Upon the Company's exercise under Section 6.01 hereof of the option applicable to this Section 6.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 6.04 hereof, be released from its obligations under the covenants contained in Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.11, 3.12, 3.13, 3.14 and 8.05 hereof with respect to the outstanding Securities on and after the date the conditions set forth in Section
6.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.01(c) through 5.01(f) hereof, but, except as specified above, the remainder of the Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 6.01 hereof of the option applicable to this Section 6.03 hereof, subject to the satisfaction of the conditions set forth in Section 6.04 hereof, Sections 5.01(c) through 5.01(f) hereof shall not constitute Events of Default.

Section 6.04. Conditions to Legal or Covenant Defeasance.

        The following shall be the conditions to the application of either
Section 6.02 or 6.03 hereof to the outstanding Securities:

        In order to exercise either Legal Defeasance or Covenant Defeasance:

        (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular redemption date;

        (b) in the case of an election under Section 6.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel with customary or reasonable assumptions reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (c) in the case of an election under Section 6.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel with customary or reasonable assumptions reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (d) no Default or Event of Default shall have occurred and be continuing either (A) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (B) insofar as Sections 5.01(g) or 5.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

        (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

        (f) 91 days shall have passed between the date of deposit and no intervening bankruptcy of the Company shall have occurred under applicable bankruptcy law;

        (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

        (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel with customary or reasonable assumptions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                                    ARTICLE 7
                           SATISFACTION AND DISCHARGE

Section 7.01. Satisfaction and Discharge of Indenture.

        The Indenture shall be discharged and shall cease to be of further effect as to all Securities issued thereunder, when: (a) either (i) all Securities that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation or (ii) all Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; (c) the Company has paid or caused to be paid all sums payable by it under the Indenture; and (d) the Company has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. The provisions of Section 4.01 of the Original Indenture, except for the last paragraph thereof, shall not apply to the Securities.


                                    ARTICLE 8
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01. Without Consent of Holders of Securities.

        Notwithstanding Section 8.02 hereof, the Company, or any Guarantor, with respect to its Subsidiary Guarantee or the Indenture, and the Trustee may amend or supplement the Indenture or the Securities or any Subsidiary Guarantee without the consent of any Holder of Securities:

        (a) to cure any ambiguity, defect or inconsistency;

        (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

        (c) to provide for the assumption of the Company's obligations to the Holders of the Securities in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

        (d) to make any change that would provide any additional rights or benefits to the Holders of the Securities, including providing for additional Subsidiary Guarantees, or that does not adversely affect the legal rights under the Indenture of any such Holder; or

        (e) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
11.03 of the Original Indenture, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under the Indenture or otherwise. Section 11.01 of the Original Indenture shall not apply to the Securities.

Section 8.02. With Consent of Holders of Securities.

        Except as provided below in this Section 8.02, the Company and the Trustee may amend or supplement the Indenture and the Securities with the consent of the Holders of at least a majority in principal amount of the Securities (including Additional Securities, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing Default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including Additional Securities, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities).

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.03 of the Original Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

        It shall not be necessary for the consent of the Holders of Securities under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 5.08 and 5.13 of the Original Indenture, the Holders of a majority in aggregate principal amount of the Securities (including Additional Securities, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of the Indenture or the Securities. However, without the consent of each Holder affected, an amendment or waiver under this Section 8.02 may not (with respect to any Securities held by a non-consenting Holder):

        (a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

        (b) reduce the principal of or change the fixed maturity of any Security or alter or the provisions with respect to the redemption of the Securities (other than Sections 2.03, 3.07 and 3.10 hereof);

        (c) reduce the rate of or change the time for payment of interest on any Security;

        (d) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities (including Additional Securities, if any) and a waiver of the payment default that resulted from such acceleration);

        (e) make any Security payable in money other than that stated in the Securities;

        (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or interest or premium, if any, on the Securities;

        (g) waive a redemption payment with respect to any Security (other than a payment required by Sections 2.03, 3.07 and 3.10 hereof); or

        (h) make any change in the foregoing amendment and waiver provisions.

        Section 11.02 and Article XIV of the Original Indenture shall not apply to the Securities.

Section 8.03. Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Security.

        The Company may fix a record date for determining which Holders of the Securities must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or (ii) such other date as the Company shall designate.

Section 8.04. Notation on or Exchange of Securities.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.05. Payments for Consent.

        The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE 9
                              SUBSIDIARY GUARANTEES

Section 9.01. Subsidiary Guarantee.

        Subject to this Article 9, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than the defense of payment. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and the Indenture.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

        Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 9.02. Limitation on Guarantor Liability.

        Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 9, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 9.03. Execution and Delivery of Subsidiary Guarantee.

        To evidence its Subsidiary Guarantee set forth in Section 9.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit B shall be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that the Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and attested to by an Officer and delivered to the Trustee.

        Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 9.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

        If an Officer whose signature is on the Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

        The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in the Indenture on behalf of the Guarantors.

        In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 3.15 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with Section 3.15 hereof and this Article 9, to the extent applicable.

Section 9.04. Guarantors May Consolidate, etc., on Certain Terms.

        Except as otherwise provided in Section 9.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

        (a) subject to Section 9.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

        (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

        Except as set forth in Articles 3 and 4 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 9.05. Releases Following Sale of Assets.

        In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 3.07 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 3.07 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

        Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under the Indenture as provided in this Article 9.


                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01. No Personal Liability of Directors, Officers, Employees and Stockholders.

        No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 10.02. Priority of Supplemental Indenture.

        In the event any conflict arises between the terms of the Original Indenture and the terms of this Supplemental Indenture, the terms of this Supplemental Indenture shall be controlling and superseded such conflicting terms of the Original Indenture; provided that, in all circumstances, Section
1.06 of the Original Indenture shall control. Unless otherwise specifically modified or amended hereby, the terms of the Original Indenture shall remain in full force and effect with respect to the Securities.

Section 10.03. Governing Law.

        This Supplemental Indenture shall be deemed to be a contract made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the internal laws of said State without regard to the conflicts of law rules of said State.

Section 10.04. Appointment of Paying Agent, Etc.

        The Company hereby appoints State Street Bank and Trust Company to be Paying Agent, an Authenticating Agent and a Security Registrar with respect to the Securities, pursuant to Section 3.01(25) of the Original Indenture and agrees to pay the reasonable fees and expenses of State Street Bank and Trust Company in connection with its duties as Paying Agent, Authenticating Agent and Security Registrar.


                         [Signatures on following page]

                                   SIGNATURES
Dated as of June 11, 1999
                                       PRISON REALTY TRUST, INC.

                                       By:_____________________________________

                                       Name:
                                       Title:

Attest:

By:________________________________
Name:
Title:

                                       STATE STREET BANK AND TRUST COMPANY

                                       By:_____________________________________
                                       Robert J. Dunn
                                       Title:
Attest:

By:________________________________
Authorized Signatory
Date:

                                                                       EXHIBIT A

                                 [Face of Note]
--------------------------------------------------------------------------------

                                                                CUSIP 74264 NAB1


                            12% Senior Note due 2006

No. ___                                                        $100,000,000.00


                            PRISON REALTY TRUST, INC.

promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000.00) on June 1, 2006.

Interest Payment Dates:  June 1 and December 1, commencing on December 1, 1999

Record Dates:  May 15 and November 15



                                       PRISON REALTY TRUST, INC.


                                       By:_____________________________________
                                          Name:
                                          Title:


                                       By:_____________________________________
                                          Name:
                                          Title:

                                                (SEAL)

This is one of the Securities referred to in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
  as Trustee


By: __________________________________
    Authorized Signatory


Dated: June 11, 1999

                                 [Back of Note]
                            12% Senior Note due 2006

        This Security is a Global Security within the meaning of the Indenture hereinafter referred to and registered to and registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

        Unless this Security is presented by an authorized representative of the Depositary (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Security issued upon registration or transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. INTEREST. Prison Realty Trust, Inc., a Maryland corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and the manner specified below. Interest will accrue at 12% per annum and will be payable semi-annually in cash on each June 1 and December 1, commencing December 1, 1999, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record of the Securities at the close of business on the immediately preceding May 15 and November 15, whether or not a Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 11, 1999. To the extent lawful, the Company shall pay interest on overdue principal at the rate the then applicable interest on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

        2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder thereof must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in the money of the United States that at the time of payment is legal tender for payment of public and private debts. The Security will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by wire transfer to the Holders of Securities at their respective addresses set forth in the register of Holders of Securities. Unless otherwise designated by the Company, the Company's office or agency will be the office of State Street Bank and Trust Company maintained for such purpose.

        3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any

Paying Agent or Registrar without notice to any Holder of a Security. The Company may act in any such capacity.

        4. INDENTURE. The Company issued the Securities as Registered Securities under an Indenture, dated as of June 11, 1999, as amended and supplemented by the First Supplemental Indenture, dated as of June 11, 1999 (collectively, the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code
Sections 77aaa-77bbbb), as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are unsecured obligations of the Company limited to $150,000,000 million in aggregate principal amount, of which $100,000,000 were issued on June 11, 1999.

        5. OPTIONAL REDEMPTION.

         At any time prior to June 1, 2002, the Company may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount Securities originally offered in the Offering at a redemption price equal to 112.00% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% in aggregate principal amount of the Securities originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such Equity Offering.

        Except pursuant to the preceding paragraph, the Securities will not be redeemable at the Company's option.

        6. REPURCHASE AT OPTION OF HOLDER.

        (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Holders of Securities may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

        (b) When the aggregate amount of Excess Proceeds from Asset Sales exceeds $10.0 million, the Company shall make an offer to all Holders of Securities and all Holders of other Indebtedness that is pari passu with the Securities (as "Asset Sale Offer") to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Securities and such other pari passu Indebtedness tendered pursuant to such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the principal amount of Securities and such other pari passu

Indebtedness tendered. Holders of Securities that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities.

        7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions thereof called for redemption.

        8. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder of a Security, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of Securities to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        9. PERSONS DEEMED OWNERS. Prior to due presentment to the Security Registrar for registration of the transfer of this Security, the Trustee, any Paying Agent, the Security Registrar and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Paying Agent, the Security Registrar nor the Company shall be affected by notice to the contrary. The registered Holder of a Security shall be treated as its owner for all purposes.

        10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities (and Additional Securities, if any) voting as a single class, and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (and Additional Securities, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for Securities). Without the consent of any Holder of a Security, the Indenture, the Securities or the Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's obligations to Holders of the Securities in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        11. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Securities; (ii) default in payment when due of principal of or premium, if any, on the Securities, (iii) failure by the Company to comply for 10 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding with Sections 2.03, 3.01, 3.04, 3.05, 3.06, 3.08, 3.09, 3.10, 3.11, 3.12, 3.13, 3.14 or 8.05 or Article 4
of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities to comply with any other agreements in the Indenture; (v) default under certain other agreements relating to Indebtedness of the Company which default is caused by a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs (other than by reason of bankruptcy or insolvency) and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Securities will become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Securities. In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        12. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        13. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS. No director, officer, employee, incorporator or stockholder, of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

        14. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:

Prison Realty Trust, Inc.
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215
Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

        To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to: ______________________________
                                                  (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
               (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:______________________

                                Your Signature:_______________________________
                    (Sign exactly as your name appears on the face of this Note)


Signature Guarantee*:_______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased by the Company pursuant to Section 3.07 or 3.10 of the Supplemental Indenture, check the appropriate box below:

               [ ]  Section 3.07             [ ]  Section 3.10

        If you want to elect to have only part of the Security purchased by the Company pursuant to Section 2.03 or Section 3.10 of the Supplemental Indenture, state the amount you elect to have purchased:

                              $___________________

Date:____________________

                                    Your Signature:_____________________________
                   (Sign exactly as your name appears on the face of this Note)


                                    Tax Identification No.:____________________


Signature Guarantee*:_______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT B

                          FORM OF SUBSIDIARY GUARANTEE

        The undersigned hereby unconditionally guarantees (a) the due and punctual payment of the principal of, premium, if any, and interest on the Securities (as defined in the First Supplemental Indenture, dated as of June 11, 1999 (the "First Supplemental Indenture") to the Indenture of even date therewith between Prison Realty Trust, Inc. (the "Company") and State Street Bank and Trust Company, as Trustee (as amended by the First Supplemental Indenture, the "Indenture")), whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders (as defined in the Indenture) or the Trustee all in accordance with the terms hereof and as set forth in Article 9 of the First Supplemental Indenture, (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (c) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee. Capitalized terms used herein have the meanings assigned to them in the First Supplemental Indenture unless otherwise indicated.

        No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

        This Subsidiary Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This Subsidiary Guarantee may be released in accordance with the provisions set forth in Article 9 of the First Supplemental Indenture to the Indenture.

        This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security with respect to which this Subsidiary Guarantee relates shall have been executed by the Trustee or an Authenticating Agent under the Indenture by the manual signature of one of its authorized officers.


                                       [NAME OF GUARANTOR]

                                       By:______________________________________
                                       Name:
                                       Title:



Attest:

By: ____________________________
Name:
Title:

                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Prison Realty Trust, Inc. (or its permitted successor), a Maryland corporation (the "Company"), the Company and State Street Bank and Trust Company, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of June 11, 1999 (the "Original Indenture"), as amended and supplemented by the First Supplemental Indenture, dated as of June 11, 1999 (the "First Supplemental Indenture" and together with the Original Indenture, the "Indenture") providing for the issuance of an aggregate principal amount of up to $150,000,000 of 12% Senior Notes due 2006 (the "Securities");

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

        WHEREAS, pursuant to Section 8.01 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

        1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

            (a)To jointly and severally Guarantee to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the obligations of the Company hereunder or thereunder, that:

               (i) the principal of and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

            (b)The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than the defense of payment.

            (c)The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

            (d)This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

            (e)If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (f)The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

            (g)As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 5 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

            (h)The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

            (i)Pursuant to Section 9.02 of the First Supplemental Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under
    Article 9 of the First Supplemental Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

        3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

        4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

        (a) Except as otherwise provided in Section 9.05 of the First Supplemental Indenture, the Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

            (i)subject to Section 9.04 of the First Supplemental Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

            (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

        (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

        (c) Except as set forth in Articles 3 and 4 and Section 9.05 of Article 9 of the First Supplemental Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

        5.  RELEASES.

        (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance


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
with the applicable provisions of the Indenture, including without limitation
Section 3.07 of the First Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 3.07 of the First Supplemental Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

        (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under the Indenture as provided in Article 9 of the First Supplemental Indenture.

        6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Securities, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

        7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        8. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

        10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.


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
        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____

                                       [GUARANTEEING SUBSIDIARY]


                                       By: _______________________________
                                       Name:
                                       Title:

                                       PRISON REALTY TRUST, INC.


                                       By: _______________________________
                                       Name:
                                       Title:

                                       STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee


                                       By:________________________________
                                          Authorized Signatory



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